EXHIBIT 32
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            CERTIFICATION OF PRINCIPAL EXECUTIVE & FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Quarterly Report on Form 10-QSB of Intercell International Corporation for the quarter ended December 31, 2004, I, Paul H. Metzinger, Chief Executive Officer of Intercell International Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section  906  of  the  Sarbanes-Oxley  Act  of  2002,  to  my  knowledge,  that:

     a. such Quarterly Report on Form 10-QSB of Intercell International Corporation for the quarter ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     b. the information contained in such Quarterly Report on Form 10-QSB of Intercell International Corporation for the quarter ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Intercell International Corporation.


                                        /s/Paul H. Metzinger
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                                        Paul H. Metzinger, Chief
                                        Executive Officer




Date:  February  22,  2005


A signed original of this written statement required by Section 906 has been provided to Intercell International Corporation and will be retained by Intercell International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.